Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-124281) pertaining to the Executive Deferred Compensation Plan,
b.Registration Statement (Form S-8 No. 333-114253) pertaining to the 2004 Stock Incentive Plan,
c.Registration Statement (Form S-8 No. 333-35836) pertaining to the 2000 Stock Plan,
d.Registration Statement (Form S-8 No. 333-124282) pertaining to the 2005 Executive Deferred Compensation Plan,
e.Registration Statement (Form S-8 No. 002-92331) pertaining to the Hewlett-Packard Company 401(k) Plan,
f.Registration Statement (Form S-8 No. 033-31496) pertaining to the Employee Stock Purchase Plan and Service Anniversary Stock Plan,
g.Registration Statement (Form S-8 No. 333-142175) pertaining to the PolyServe, Inc. 2000 Stock Plan,
h.Registration Statement (Form S-8 No. 333-153302) pertaining to the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation and the 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation,
i.Registration Statement (Form S-8 No. 333-166270) pertaining to the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan,
j.Registration Statement (Form S-8 No. 333-168101) pertaining to the Palm, Inc. 2009 Stock Plan, as amended, and the Amended and Restated Palm, Inc. 1999 Stock Plan,
k.Registration Statement (Form S-8 No. 333-169854) pertaining to the Amended and Restated 3PAR Inc. 2007 Equity Incentive Plan, the 3PARDATA, Inc. 2000 Management Stock Option Plan, as amended, and the 3PARDATA, Inc. 1999 Stock Plan, as amended,
l.Registration Statement (Form S-8 No. 333-173784) pertaining to the Hewlett-Packard Company 2011 Employee Stock Purchase Plan,
m.Registration Statement (Form S-8 No. 333-188108) pertaining to the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, and
n.Registration Statement (Form S-3ASR No. 333-235474) pertaining to $5,000,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants;

of HP Inc. of our reports dated December 10, 2020, with respect to the consolidated financial statements of HP Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of HP Inc. and subsidiaries included in this Annual Report (Form 10-K) of HP Inc. for the year ended October 31, 2020.

/s/ ERNST & YOUNG LLP

San Jose, California
December 10, 2020